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                                                                   Exhibit 99.3

FOR IMMEDIATE RELEASE               MEDIA CONTACT:            INVESTOR CONTACT:
April 26, 2001                      Dan Quinn                        Kim Witkop
                                    617-591-5849                   617-761-8563


                         GENZYME TO ACQUIRE FOCAL, INC.
              ----------------------------------------------------
      MOVE WILL STRENGTHEN GENZYME BIOSURGERY'S LEADERSHIP IN BIOMATERIALS

         CAMBRIDGE and LEXINGTON, Massachusetts -- Genzyme Corp. will acquire Focal, Inc. (Nasdaq: FOCL) and merge its operations with Genzyme Biosurgery (Nasdaq: GZBX), the companies announced today. Genzyme, which currently holds 22 percent of Focal, will acquire the remaining 78 percent of the Lexington, Mass.-based company in an exchange of Genzyme Biosurgery stock for Focal stock.

         The merger is expected to close in the second or third quarter of 2001, pending approval by Focal shareholders. It adds Focal's intellectual property portfolio and expertise with synthetic biomaterials to Genzyme Biosurgery's resources, infrastructure, and portfolio of products in the area of surgical biomaterials. Genzyme Biosurgery also will gain worldwide rights to market FocalSeal(R) -L, a synthetic liquid polymer it currently markets in North America that is used to seal air leaks that develop during lung surgery. Genzyme

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Genzyme Biosurgery to Acquire Focal, Inc. -- page 2

Biosurgery also acquires a pipeline of biomaterials being developed for other types of surgeries, including FocalSeal(R)-S for use in sealing the dura following brain or spinal surgery.

         "We have been very pleased by our initial work with FocalSeal-L, and are excited about the chance to gain worldwide rights to the product," said Duke Collier, president of Genzyme Biosurgery. "Obtaining Focal's extensive intellectual property and promising product pipeline will expand our leadership position in the emerging field of surgical biomaterials. Moreover, this merger will be immediately accretive both to our earnings and to our cash position."

         Genzyme Biosurgery began marketing FocalSeal-L surgical sealant in North America in July 2000, and so far more than 180 hospitals in the United States have adopted the product. In exchange for these marketing rights, Genzyme has invested $15 million in Focal, and currently holds an equity share of approximately 22 percent.

         Under the terms of the merger agreement, Focal shareholders will receive 0.1545 shares of Genzyme Biosurgery stock for each share of Focal stock they hold. Long-term institutional shareholders, representing approximately 12.5 percent of Focal's outstanding shares, have entered into voting agreements and will vote their shares to approve the merger. Genzyme and Focal also agreed to modify certain terms of their existing stock purchase agreement in light of the merger agreement. Approximately 2.1 million shares of Genzyme Biosurgery stock will be used in the transaction.

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Genzyme Biosurgery to Acquire Focal, Inc. -- page 3

         It is expected that the merger will be accounted for using the purchase method of accounting, and it will be structured as a taxable transaction.

         "We are very pleased with this merger," said Ron Rudowsky, president and CEO of Focal. "Focal's executive management team and our Board of Directors believe it is in the best interest of both our shareholders and our employees to combine resources at this time. Genzyme Biosurgery's newly expanded organization and mission is well suited to continue the market development of the surgical sealant business. Its financial and technical resources and commitment to pioneering new biomaterial products will help expand the range of applications for Focal's proprietary biomaterial platform. We are confident that Focal will play an important role in Genzyme Biosurgery's future."

         The acquisition solidifies Genzyme Biosurgery's position as a world leader in the use of biopolymers to improve surgical outcomes. By adding FocalSeal-L surgical sealant and Focal's products in development to a lineup that already includes Synvisc(R), Seprafilm(TM) and Sepramesh(TM), Genzyme Biosurgery broadens both its commercial base and its expertise and intellectual property portfolio in both synthetic and natural biopolymers. This broad base will provide increased flexibility to address a wide range of surgical needs.

         Genzyme Biosurgery is a leader in the emerging market for sophisticated biotechnology products used to improve or replace surgery. Its portfolio of products is concentrated in two rapidly growing markets: orthopaedics and heart disease. Genzyme Biosurgery is developing a pipeline of biomaterials


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Genzyme Biosurgery to Acquire Focal, Inc. -- page 4

and biotherapeutics for these markets, as well as a group of biomaterials products with broader surgical applications. Genzyme Biosurgery is a division of Genzyme Corp.

         Focal, Inc. develops, manufactures and commercializes a proprietary platform polymer technology currently used for synthetic, absorbable, liquid surgical sealants, and being investigated for other purposes, including drug delivery and tissue engineering. In addition to its commercial surgical sealants for lung and neurological surgery, the company's FocalSeal-L and FocalSeal-S surgical sealant products are currently being developed for use inside the body to seal leaks resulting from cardiovascular and gastrointestinal surgery.

                                      # # #

         Genzyme's releases are on the World Wide Web at http://www.genzyme.com. They are also available from Genzyme's fax-on-demand service at 1-800-436-1443 in the United States and 1-201-521-1080 elsewhere.

         Genzyme(R) is registered trademark of Genzyme Corporation. Synvisc(R) is a registered trademark of Genzyme Biosurgery Corporation. Focal(R) and FocalSeal(R) are registered trademarks of Focal, Inc. Seprafilm(TM) and Sepramesh(TM) are trademarks of Genzyme Corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations and beliefs of managements of Genzyme Corp. and Focal regarding the acquisition of Focal and the integration of Focal's business and operations into Genzyme's Biosurgery division, including without limitation statements about: the completion of the proposed acquisition of Focal, Inc. by Genzyme, the date the acquisition will be completed, the effect of the acquisition on the financial performance and cash position of Genzyme Biosurgery, the method of accounting and taxable nature of the acquisition, and the expansion of Focal's technology and the broadened biopolymer expertise of Genzyme Biosurgery following completion of the acquisition. Actual results may materially differ due to numerous factors, including: conditions in the financial markets relevant to the proposed acquisition;


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Genzyme Biosurgery to Acquire Focal, Inc. -- page 5

the need for regulatory clearance and approvals for the acquisition, including the Securities and Exchange Commission's willingness to declare a registration statement relating to the issuance by Genzyme of shares to complete the acquisition and the timing of such SEC determination; the operational integration associated with the combination of Focal's and Genzyme Biosurgery's businesses, and other risks generally associated with transactions of this type; the ability of Focal to continue to operate its business successfully prior to the completion of the acquisition; the market acceptance of Genzyme Biosurgery's products and services; the ability of Genzyme Biosurgery to successfully commercialize its products and services; the competitive environment in the market for Genzyme Biosurgery's products and services; and the risks and uncertainties described in reports filed by Genzyme Corporation with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation Exhibit 99.2 to Genzyme's 2000 Annual Report on Form 10-K. Genzyme Biosurgery Division Common Stock is a series of common stock of Genzyme Corporation. Therefore, holders of Genzyme Biosurgery Division Common Stock are subject to all of the risks and uncertainties described in the aforementioned reports relating generally to the holders of Genzyme Corporation common stock.

WHERE YOU WILL BE ABLE TO FIND MORE INFORMATION

         This material is not a substitute for the prospectus/proxy statement Genzyme and Focal will file with the Securities and Exchange Commission. Investors are urged to read that document because it will contain important information, including detailed risk factors. Genzyme and Focal expect to mail the proxy statement/prospectus describing the merger and the related transactions to Focal stockholders. The proxy statement/prospectus and other documents filed by Genzyme and Focal with the SEC will be available free of charge at the SEC's website (www.sec.gov) and from Genzyme or Focal by directing such requests to the respective contacts listed above.

         Focal, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the merger. Information concerning Focal's directors and executive officers can be found in the documents filed by Focal with the SEC. Certain directors and executive officers of Focal may have direct or indirect interests in the merger due to securities holdings, vesting of options, and rights to severance payments if their employment is terminated following the merger. In addition, directors and officers, after the merger, will be indemnified by Genzyme, and benefit from insurance coverage, for liabilities that may arise from their service as directors and officers of Focal prior to the merger. Additional information regarding the participants in the solicitation will be contained in the proxy statement/prospectus.